UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On March 16, 2016, the Court of Chancery of the State of Delaware (the “Court”) entered an order, pursuant to a stipulation, dismissing with prejudice as to the named plaintiffs only the action entitled In re Durata Therapeutics, Inc. Stockholders Litigation, Consolidated C.A. No. 10222-VCL, in which certain stockholders of Durata Therapeutics, Inc. (“Durata”) had asserted claims of breach of fiduciary duty against the former directors of Durata and aiding and abetting those breaches of fiduciary against Durata and W.C. Holding, Inc. and Delaware Merger Sub, Inc., two subsidiaries of Allergan plc, in connection with the acquisition of Durata by Allergan, which at the time was known as Actavis plc. The claims had been asserted on behalf of a purported class of all stockholders of Durata excluding the defendants and their relatives, representatives and affiliates (the “Proposed Class”), but the Court made no ruling on certification of the Proposed Class, and any claims of members of the Proposed Class (other than the named plaintiffs) were dismissed without prejudice. The Court set a hearing on May 16, 2016 at 2:00 p.m., in the New Castle County Courthouse, located at 500 North King Street, Wilmington, DE 19801, for consideration of an anticipated application by plaintiffs in this action and similar actions filed in Illinois state court for an award of attorneys’ fees and expenses.

On March 31, 2016, plaintiffs and defendants agreed that Allergan or one of its subsidiaries would pay $150,000 to lead plaintiffs’ counsel in satisfaction of all plaintiffs’ claims for attorneys’ fees and expenses. On April 11, 2016, the Court entered an order, pursuant to a stipulation, taking the May 16, 2016 hearing off the Court’s calendar, and no further proceedings are expected. The Court has not been asked to review, and will not pass judgment on, the agreed payment of plaintiff’s attorneys’ fees and expenses.

Allergan Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Allergan’s anticipated future events, estimated or anticipated future results, or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as such as “anticipate”, “target”, “possible”, potential”, “predict”, “project”, “forecast”, “out-look”, “guidance”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “might”, “would”, “could” or “should” or other similar words, phrases or expressions or the negatives thereof. Such forward-looking statements include, but are not limited to, statements about future financial and operating results and synergies and Allergan’s plans, objectives, expectations and intentions. It is important to note that Allergan’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the inherent uncertainty associated with financial projections; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; costs and efforts to defend or enforce intellectual property rights; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Allergan’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; risks associated with tax liabilities, or changes in U.S. federal or international tax laws or interpretations to which they are subject, including the risk that the Internal Revenue Service disagrees that Allergan is a foreign corporation for U.S. federal tax purposes; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2015, and from time to time in Allergan’s other investor communications. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2016	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
EVP, Chief Legal Officer and Corporate Secretary